Exhibit 16(d)
CERTIFICATE OF SECRETARY
I, Stephanie Grauerholz-Lofton, being the duly appointed Secretary of Janus Investment Fund (“JIF”), certify that the Board of Trustees (the “Board”) of JIF unanimously approved the following resolutions at a meeting duly called, convened and held on August 30, 2012, at which a quorum of the Trustees was present and acting throughout and that such resolutions have not been amended or altered in any material respect:
RESOLVED, that the preliminary proxy solicitation materials contained in a Registration Statement on Form N-14 or a proxy statement on Form 14A, as the case may be, including the Notice of Special Meeting of Shareholders, Proxy Statement, and Form of Proxy be, and they hereby are, to be provided to the L&R Committee and are subject to their review, and with such changes as approved by the L&R Committee and counsel to the Trusts, such materials are approved, subject to ratification by the Trustees; that the filing of preliminary and definitive proxy materials with the Securities and Exchange Commission (the “SEC”) and other regulatory agencies, including various state securities commissions, as appropriate, be, and it hereby is, authorized and approved; and that the mailing to shareholders of Global Research Fund of definitive materials, with such changes to the preliminary materials as may be approved by the officers of the Funds, upon the advice of counsel, be, and it hereby is, authorized;
FURTHER RESOLVED, that, to the extent deemed necessary or appropriate, the officers of the Trust are hereby authorized to prepare, or cause to be prepared, an amendment and/or supplement to the Trust’s Registration Statement on Form N-1A, pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and are authorized to file or cause to be filed with the SEC such amendment and/or supplement relating to the transactions contemplated by the foregoing resolutions; and
FURTHER RESOLVED, that the Trustees recognize powers of attorney previously executed by them with respect to any such amendments to JIF’s registration statement filing and authorize Janus Capital to rely on such powers of attorney with respect to any such filings as necessary or appropriate.
Dated as of December 19, 2012

/s/ Stephanie Grauerholz-Lofton
Stephanie Grauerholz-Lofton
Secretary

[SEAL]